UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Huntsman Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

April 18, 2013

Dear Stockholder:

We previously mailed to you proxy materials in connection with the Annual Meeting of Stockholders of Huntsman Corporation to be held on Thursday, May 2, 2013. Your vote is very important, no matter how many shares you hold.

At the meeting, stockholders are being asked to vote upon:

1)             the election of four Class III director nominees as set forth in the proxy statement, dated March 20, 2013 (the “Proxy Statement”);

2)             an advisory vote to approve named executive officer compensation;

3)             the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm;

4)             a stockholder proposal regarding the annual election of directors.

According to our latest records, we have not received your voting instructions for this meeting.

The Board of Directors recommends that you vote FOR the election of the Company’s director nominees named in the Proxy Statement, FOR the advisory vote on compensation, FOR ratification of the appointment of our accounting firm and AGAINST the stockholder proposal.  Please vote by telephone or via the internet to register your vote promptly, or alternatively, please sign, date and return the enclosed duplicate proxy card or voting instruction form in the postage-paid envelope provided.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ Peter R. Huntsman
Peter R. Huntsman
President and Chief Executive Officer

You may use one of the following simple methods to promptly provide your voting instructions:

1.                Vote by Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.                Vote by Telephone:  Call toll-free (800) 690-6903.  Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.